UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to section 13 or 15(d) of
                       the Securities exchange act of 1934


Date of Report (Date of earliest event reported): January 20, 1997



                            MERIS LABORATORIES, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



                                   California
--------------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)


         0-19360                                   77-0274078
---------------------------           ------------------------------------------
  (Commission file number)              (I.R.S. Employer Identification No.)



   2890 Zanker Road, San Jose, California                    95134
--------------------------------------------------------------------------------
  (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:  408-434-9200



                               Not Applicable
--------------------------------------------------------------------------------
      (Former name or former address, if changed since last report)

Item 5.    Other Events

     Effective January 20, 1997, the Company's common stock has been de-listed from the Nasdaq National Market due to its inability to meet certain Nasdaq minimum listing requirements. As a result, Nasdaq will notify the market makers that the Company's common stock has defaulted into the National Association of Securities Dealers, Inc. (NASD) OTC Bulletin Board where it may be traded. (See Exhibit A for the press release issued for this event.)














                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      MERIS LABORATORIES, INC.


                          By:          /s/ Thurman Jordan
                                      --------------------------------------
                                      Thurman Jordan
                                      Senior Vice President - Finance
                                      (Duly authorized Officer and Principal
                                      Financial and Accounting Officer)

Date: January 21, 1997

                                   EXHIBIT A




FOR IMMEDIATE RELEASE
---------------------                      Contact: William McCormick
                                                    President & CEO
                                                    (408) 434-9200 x3710

                                                    Thurman Jordan
                                                    Senior Vice President,
                                                    Finance and CFO
                                                    (408) 434-9200 x3722


                     MERIS LABORATORIES, INC. ANNOUNCES ITS
               COMMON STOCK DE-LISTED FROM NASDAQ NATIONAL MARKET


     San Jose, CA., January 20, 1997 - Meris Laboratories, Inc. (Nasdaq - MERS) announced that, effective today, its common stock has been de-listed from the Nasdaq National Market due to its inability to meet certain Nasdaq minimum listing requirements. As a result, Nasdaq will notify the market makers that the Company's common stock has defaulted into the National Association of Securities Dealers, Inc. (NASD) OTC Bulletin Board where it may be traded.



                                      # # #